Exhibit 99.1

FOR FURTHER INFORMATION: AT CBRE REALTY FINANCE: Michael Angerthal Chief Financial Officer (860) 275-6222 michael.angerthal@cbrerealtyfinance.com	INVESTOR RELATIONS CONTACT: Leslie Loyet Analysts/Investors (312) 640-6672 lloyet@frbir.com

FOR IMMEDIATE RELEASE

MONDAY, NOVEMBER 6, 2006

CBRE REALTY FINANCE, INC. ANNOUNCES THIRD QUARTER 2006 RESULTS

Third Quarter Highlights:

•	Completed our initial public offering of 11.013 million shares of common stock, which includes the exercise in full of the over-allotment of 1.436 million shares of common stock; raising net proceeds of approximately $133.3 million
•	Originated 17 investments totaling $398.1 million, representing record quarterly production and an 115 percent increase over the prior quarter
•	Increased total assets to approximately $1.4 billion, or 38 percent growth from prior quarter
•	Increased net investment income to $5.6 million, or 31 percent growth from prior quarter
•	Generated adjusted funds from operations per diluted common share of $0.20 for the third quarter 2006
•	Delivered net income available to common stockholders per diluted common share of $0.11 for the third quarter 2006

Hartford, CT, November 6, 2006 – CBRE Realty Finance, Inc. (NYSE: CBF) today reported results for the third quarter ended September 30, 2006.

CBRE Realty Finance reported adjusted funds from operations (“AFFO”) for the quarter of $4.2 million, or $0.20 per diluted common share, as compared to $1.2 million, or $0.06 per diluted common share, for the third quarter 2005.

Net income for the third quarter 2006 was $2.3 million, or $0.11 per diluted common share, compared with $0.4 million, or $0.02 per diluted common share, for the third quarter 2005.

Net investment income for the third quarter 2006 was $5.6 million, compared to $1.2 million for the third quarter 2005. Net investment income represents investment income, less interest expense on the Company’s borrowings related to its debt investments.

Investment Activity

The Company originated $398.1 million of new investments during the third quarter 2006. $368.8 million, or 93 percent, of the Company’s third quarter 2006 investments were originated through its CBRE/Melody network affiliation. The Company’s third quarter loan investments had a weighted average loan-to-value ratio of 75.3 percent and an average term of 5.1 years, with 80 percent comprised of first mortgage loans.

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CBRE Realty Finance, Inc.

The following is a summary of the Company’s investments originated during the third quarter ended September 30, 2006:

				Floating Rate
	Investments	% Allocation	Fixed Rate:	Average Spread
Asset Description	($ in thousands)	of Investments	Average Yield	over LIBOR
Whole Loans—floating rate (1)	67,383	16.9%	—	L+2.48%
Whole Loans—fixed rate (1)	250,430	62.9%	6.79%	—
Structured—floating rate	11,000	2.7%	—	L+4.25%
Structured—fixed rate	19,035	4.8%	8.94%	—
CMBS—floating rate	12,269	3.1%	—	L+1.77%
CMBS—fixed rate	34,208	8.6%	12.38%	—
Joint Venture Investments	3,800	1.0%	—	—

Total / Average	$398,125	100%	7.55%	L+2.60%

(1) Includes originated whole loans, acquired whole loans and bridge loans. Debt investments are presented net of unamortized fees, discounts, and unfunded commitments.

The Company’s overall investment portfolio increased from $267 million at September 30, 2005 to $1.2 billion at September 30, 2006. The Company’s loan portfolio, at September 30, 2006, consisted of 34 percent floating rate and 66 percent fixed rate loans, with a weighted average maturity of 3.6 years and a weighted average loan-to-value ratio of 70 percent.

Keith Gollenberg, chief executive officer, commented, “CBRE Realty Finance has built a solid foundation for its future profitability. During our first 18 months, we have built an experienced team of 25 professionals and established a very successful operating relationship with the CBRE network which provides us unique access to nationwide direct financing relationships and local market information. We believe the IPO was a natural progression for our organization providing us with access to the capital resources we need to maintain our anticipated investment activity which will drive stockholder value. Our third quarter originations illustrate our building momentum with nearly $400 million of new investments with over 90 percent sourced through the CBRE/Melody network. Looking ahead, we remain focused on profitably and growing our portfolio by further leveraging our platform and the CBRE network to increase our portfolio with strong relative value investments.”

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CBRE Realty Finance, Inc.

Operating Results

Debt investments (whole loans, structured loans and CMBS) generated investment income of $18.1 million for the third quarter 2006.

Interest expense on borrowings related to the Company’s debt investments was $12.5 million for the third quarter 2006 and reflects interest expense on $508.5 million of investment grade notes issued by our first collateralized debt obligation (“CDO”), borrowings under the secured warehouse repurchase facilities, and $50.0 million of trust preferred securities. For the quarter ended September 30, 2006, the Company’s debt to book equity was 3.5x. However, giving effect to the equity raised in connection with the Company’s IPO the debt to book equity would be 2.0x.

The weighted average borrowing cost for the Company’s secured debt and long-term capital was 6.3 percent for the quarter ended September 30, 2006.

During the quarter $0.4 million, or $0.02 per diluted share, was contributed to AFFO by the Company’s consolidated and unconsolidated investments in joint ventures.

As of September 30, 2006 the Company had no delinquencies or non-performing assets and experienced no losses during the quarter.

Liquidity and Funding

On September 27, 2006, we priced the Company’s IPO through the sale of 11.013 million shares of common stock at a price of $14.50 per share, which included the exercise in full of the underwriters’ over-allotment option to purchase an additional 1.436 million shares. Of these shares, 9.945 million were sold by the Company and 1.068 million were sold by selling stockholders. The net offering proceeds to the Company of approximately $133.3 million were used to pay down existing warehouse debt. Upon completion of the IPO the Company had a total of 30.601 million shares outstanding.

At September 30, 2006, the Company had $26.8 million of cash and cash equivalents and $58.4 million of restricted cash. The restricted cash comprised primarily of cash held by the trustee of the Company’s CDO and other escrow reserve requirements related to tenant improvements and leasing reserves on two of the Company’s first mortgage loans structured and originated during the third quarter.

Loan prepayments and amortization payments totaled $45.3 million during the 2006 third quarter.

On July 26, 2006, a wholly-owned subsidiary of the Company issued $50.0 million of trust preferred securities in a private placement. The trust preferred securities have a 30-year term and bear a floating rate of LIBOR plus 249 basis points. Concurrently with the issuance, the Company converted this floating rate borrowing to a fixed rate of 8.10 percent for 10 years.

In August 2006 the Company entered into a $300.0 million master repurchase agreement with Wachovia Bank, N.A. with an initial fixed repurchase date of August 24, 2009. Advances under this facility bear interest at spreads from 20 to 200 basis points over 30-day LIBOR. The

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Company now has total borrowing capacity of $1.4 billion on its three secured warehouse repurchase facilities. As of September 30, 2006, the Company had $411.8 million outstanding under these repurchase facilities.

Dividends

On September 5, 2006, the Company announced that its Board of Directors declared a cash dividend of $0.28 per share of common stock, payable with respect to the quarter ended September 30, 2006. The dividend was paid on October 11, 2006 to stockholders of record at the close of business on September 18, 2006. For the six months ended June 30, 2006, the Company had previously paid a cash dividend of $0.35 per share of common stock.

Keith Gollenberg concluded, “The third quarter represented a significant and positive beginning to our life as a public company and, although we are only 18 months old, we are demonstrating that our sustainable advantages are enabling us to compete and win in our markets. We are focused on growing our portfolio at a prudent pace and laying the foundation for years to come. Together, we believe our people, our CBRE Network affiliation and our flexible investment strategy will continue to deliver results and value to all stockholders.”

Conference Call Details

Our executive management team will host a conference call and audio webcast for investors on Tuesday, November 7, 2006, at 10:00 a.m. Eastern Time to discuss third quarter 2006 financial results. The live conference call will be webcast in listen-only mode on our website at www.cbrerealtyfinance.com and at www.earnings.com. The conference may also be accessed by dialing (888) 802-2239.

A replay of the call will be available through November 14, 2006 by dialing (888)-203-1112, pass-code 2669941 and on the Company’s website for 30 days subsequent to the live call.

About CBRE Realty Finance, Inc.

CBRE Realty Finance, Inc. is a commercial real estate specialty finance company primarily focused on originating, acquiring, investing in, financing and managing a diversified portfolio of commercial real estate-related loans and securities. CBRE Realty Finance has elected to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. CBRE Realty Finance is externally managed and advised by CBRE Realty Finance Management, LLC, an indirect subsidiary of CB Richard Ellis Group, Inc. and a direct subsidiary of CBRE/Melody & Company.

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure (net income) can be found on page 8 of this release.

Forward-Looking Information

This press release contains forward-looking statements based upon the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available. These beliefs, assumptions and expectations can change as a result of many

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possible events or factors, not all of which are known to the Company or are within its control. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The factors that could cause actual results to vary from the Company’s forward-looking statements include the Company’s future operating results, its business operations and prospects, general volatility of the securities market in which the Company invests and the market prices of its common stock, changes in interest rates, debt securities market, general economy or commercial finance and real estate markets specifically, performance and financial condition of borrowers and corporate customers, increased prepayments of the mortgage and other loans underlying the Company’s investments, and other factors, which are beyond the Company’s control. The Company undertakes no obligation to publicly update or revise any of the forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission.

Financial Tables Follow

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CBRE Realty Finance, Inc.

Consolidated Statement of Income

(Unaudited, amounts in thousands, except per share and share data)

	For the Three Months Ended September 30, 2006	For the Three Months Ended September 30, 2005	For the Nine Months Ended September 30, 2006	For the Period May 10, 2005 (inception) through September 30, 2005
Revenues:
Investment income	$18,109	$1,356	$42,017	$1,358
Property operating income	1,705	—	3,802	—
Other income	877	1,738	2,602	2,261

Total revenues	20,691	3,094	48,421	3,619

Expenses:
Interest expense	13,273	114	27,940	114
Management fees	1,595	1,408	4,444	1,748
Property operating expenses	858	—	1,734	—
Other general and administrative (includes $950, $768, $2,779 and $953, respectively of stock-based compensation)	2,441	1,716	6,925	2,966
Depreciation/amortization	487	—	1,165	—

Total expenses	18,654	3,238	42,208	4,828

Gain on sale of investment	410	—	258	—
Gain (loss) on derivatives	(1)	534	3,634	535

Income (loss) from continuing operations before equity in net income of unconsolidated joint ventures	2,446	390	10,105	(674)
Equity in net income of unconsolidated joint ventures	(187)	—	50	—

Net income (loss) before minority interest	2,259	390	10,155	(674)
Minority interest	(20)	—	(41)	—

Net income (loss)	$2,279	$390	$10,196	$(674)

Weighted-average shares of common stock outstanding:
Basic	20,484,286	20,000,000	20,177,897	20,000,000

Diluted	20,579,115	20,108,317	20,313,795	20,000,000

Earnings per share of common stock:
Basic	$0.11	$0.02	$0.51	$(0.03)

Diluted	$0.11	$0.02	$0.50	$(0.03)

Dividends declared per share of common stock	$0.28	$—	$0.63	$—

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CBRE Realty Finance, Inc.

Consolidated Balance Sheet

(Amounts in thousands, except per share and share data)

	(Unaudited) September 30, 2006	(Audited) December 31, 2005
Assets:
Cash and cash equivalents	$26,799	$49,377
Restricted cash	58,401	3,239
Loans and other lending investments, net	953,981	448,280
Commercial mortgage-backed securities, at fair value	189,578	81,499
Real estate, net	64,293	31,923
Investment in joint ventures	41,549	—
Derivative assets	343	1,642
Accrued interest	5,182	3,452
Other assets	13,343	4,306

Total assets	$1,353,469	$623,718

Liabilities and Stockholders’ Equity:
Liabilities:
Bonds payable	$508,500	$—
Repurchase obligations	411,785	304,825
Mortgage payable	49,503	25,001
Derivative liabilities	7,739	631
Management fee payable	577	469
Dividends payable	5,785	2,674
Accounts payable and accrued expenses	4,578	4,123
Other liabilities	35,061	5,928
Junior subordinated deferrable interest debentures held by trusts that issued trust preferred securities	50,000	—

Total liabilities	1,073,528	343,651

Commitments and contingencies	—	—

Minority interest	859	436

Stockholders’ Equity:
Preferred stock, par value $.01 per share: 50,000,0000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $.01 per share: 100,000,000 shares authorized; 30,601,142 and 20,567,755 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	306	206
Additional paid-in capital	419,870	284,029
Common stock subscription receivable	(133,471)	—
Accumulated other comprehensive loss	(1,938)	(1,748)
Retained earnings (accumulated deficit)	(5,685)	(2,856)

Total stockholders’ equity	279,082	279,631

Total liabilities and stockholders’ equity	$1,353,469	$623,718

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CBRE Realty Finance, Inc.

CBRE Realty Finance, Inc.

Funds From Operations and Adjusted Funds From Operations

(Unaudited, amounts in thousands, except per share and share data)

	For the Three Months Ended September 30, 2006	For the Three Months Ended September 30, 2005	For the Nine Months Ended September 30, 2006	For the Period May 10, 2005 (inception) through September 30, 2005
Funds from operations:

Net income (loss)	$2,279	$390	$10,196	$(674)

Adjustments:
Depreciation	310		690
Gain (losses) from debt restructuring
Gain (losses) from sale of property
Funds from discontinued operations
Real estate depreciation and amortization—unconsolidated ventures	619		1,258

Funds from operations(1)	$3,208	$390	$12,144	$(674	)(1)

Adjusted funds from operations:

Funds from operations:
Amortization of deferred stock-based compensation	950	768	2,779	953
Adjusted funds from operations	$4,158	$1,158	$14,923	$279

(1)	FFO for the period May 10, 2005 (inception) through September 30, 2005 includes one-time inception costs of $931.

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CBRE Realty Finance, Inc.

Funds from Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) are non-GAAP financial measures, which are widely recognized measures of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated/uncombined partnerships and joint ventures. The Company presents FFO and AFFO because it considers them important supplemental measures of its operating performance and believe that they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. The Company also uses FFO and AFFO as one of several criteria to determine performance-based equity bonuses for members of the Company’s senior management team. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income. The Company considers gains and losses on the sale of debt investments to be a normal part of its recurring operations and therefore does not exclude such gains and losses while arriving at FFO.

AFFO is a computation often made by REIT industry analysts and investors to measure a real estate company’s cash flow generated from operations. The Company believes that AFFO is helpful to investors as a measure of its liquidity position because, along with cash generated from operating activities, this measure provides investors with an understanding of its ability to pay dividends. In addition, because this measure is commonly used in the REIT industry, the Company’s use of AFFO may assist investors in comparing its liquidity position with that of other REITs. Further, it is the financial measure upon which incentive compensation payable under the Company’s management agreement is payable. The Company calculates AFFO by subtracting from or adding to FFO:

•	normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain the Company’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•	an adjustment to reverse the effects of straight-lining of rents and fair value lease revenue under SFAS 141; and

•	the amortization or accrual of various deferred costs including intangible assets and equity based compensation.

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The Company’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, may not be comparable to such other REITs.

Neither FFO nor AFFO represent cash generated from operating activities or net income in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as a measure of liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to make cash distributions. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.